                                    AMENDMENT
                                     to the
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       of
                                GLOBALSTAR, L.P.

                  AMENDMENT (this "Amendment"), dated as of December 8, 1999 to the AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of GLOBALSTAR, L.P., a Delaware limited partnership ("Globalstar" or the "Partnership"), dated as of January 26, 1999, (the "Partnership Agreement") by and among LORAL/QUALCOMM SATELLITE SERVICES, L.P., a Delaware limited partnership ("LQSS"), GLOBALSTAR TELECOMMUNICATIONS LIMITED, a Bermuda company ("GTL"), the limited partners signatories thereto as set forth on the signature pages hereto (collectively, the "Limited Partners" and together with LQSS and GTL, the "Partners").

                  WHEREAS, in January 1999 GTL made an offering (the "Series A Preferred Stock Offering") of 8% Series A Convertible Redeemable Preferred Stock due 2011 (the "Series A Preferred Stock");

                  WHEREAS, the Partnership acquired additional capital by contribution of the proceeds of the Series A Preferred Stock Offering by GTL and issued to GTL preferred partnership interests (the "Series A Preferred Partnership Interests" or "Series A PPIs");

                  WHEREAS, the Partnership requires additional capital to accomplish its purposes;

                  WHEREAS, GTL has made an offering (the "Series B Preferred Stock Offering") of 9% Series B Convertible Redeemable Preferred Stock due 2011 (the "Series B Preferred Stock");

                  WHEREAS, it is in the best interest of the Partnership to acquire such additional capital by contribution from GTL and to issue to GTL additional preferred partnership interests (the "Series B Preferred Partnership Interests" or "Series B PPIs"); and

                  WHEREAS, the Partners have previously approved certain amendments to the Partnership Agreement which are set forth herein;

                  NOW, THEREFORE, the Partners, in consideration of the premises and their mutual agreements as hereinafter set forth, do hereby agree to amend the Partnership Agreement as follows:

         1. AMENDMENT TO SECTION 2.1. Section 2.1 of the Partnership Agreement is hereby amended as follows:
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(a) The definitions of the following terms shall be deleted from Section 2.1:

                  "Authorized Partnership Interests;" "Distribution Make-Whole Period;" "GTL Conversion Price;" "GTL Registration Default;" "Mandatory Redemption Date;" "Offering Memorandum;" "Preferred Stock;" "Preferred Stock Effective Date;" "Preferred Stock Schedule;" and "Scheduled Distribution Payment Date."

(b) The following definitions shall be added to Section 2.1:

                  "Authorized Partnership Interests" means the sum of (i) 55,448,837 Partnership Interests, (ii) 4,769,231 Partnership Interests,
         (iii) the number of Ordinary Partnership Interests issuable upon exercise of the warrants issuable to certain Partners or Affiliates thereof and to GTL in connection with the guarantee of the Partnership's obligations under the Globalstar Credit Agreement, (iv) the number of Series A Preferred Partnership Interests issued to GTL in connection with GTL's offering of the Series A Preferred Stock, including as a result of the exercise by the purchasers thereof of the option to purchase additional shares thereof under the purchase agreement relating thereto, (v) the number of Series B Preferred Partnership Interests issuable to GTL in connection with GTL's offering of the Series B Preferred Stock Offering, including as a result of the exercise by the purchasers thereof of the option to purchase additional shares thereof under the purchase agreement relating thereto, (vi) the number of Ordinary Partnership Interests issuable upon conversion or exchange of the Series A Preferred Partnership Interests or Series B Preferred Partnership Interests or in satisfaction of any distribution, make-whole or redemption payment thereon, (vii) the number of Ordinary Partnership Interests issuable upon exercise of the warrants issuable to certain Partners of Globalstar, L.P., Loral/Qualcomm Satellite Services, L.P. or Loral/Qualcomm Partnership, L.P. or Affiliates thereof in connection with the guarantee of the Partnership's obligations under the $500 million credit agreement with Bank of America and the other lenders parties thereto, (viii) the number of Ordinary Partnership Interests issuable upon exercise of the Warrants issuable to Qualcomm Incorporated and its Affiliates in connection with up to $500 million of vendor financing provided by Qualcomm Incorporated to the Partnership, and (ix) the number of Ordinary Partnership Interests or PPIs that may be issued in connection with an offering of common stock, preferred stock OPIs, PPIs, or any other equity interests of GTL or the Partnership, in an aggregate offering amount equal to the difference between 300 million and the gross proceeds of the Series B Preferred Stock Offering including Ordinary Partnership Interests issuable upon conversion or exchange of any PPIs issued in connection with such offering, or in satisfaction of any distribution, distribution make-whole payment, or redemption payment thereon; provided, however, that any greater number of Authorized Partnership Interests may be authorized from time to time with the Consent of the Partners.

                  "Distribution Make-Whole Period" means the period of time from the

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         Provisional Redemption Date of a PPI through (i) February 15, 2002 in the case of the Series A PPIs and (ii) December 1, 2002 in the case of the Series B PPIs.

                  "GTL Conversion Price" shall mean with regard to a particular series of Preferred Stock, the conversion price of such Preferred Stock, adjusted upon the occurrence of certain dilutive events as set forth in the respective Preferred Stock Schedule of such series of Preferred Stock.

                  "GTL Registration Default" means (i) with regard to the Series A Preferred Stock, the occurrence of any of the following: (a) GTL fails to file the shelf registration statement on or prior to the 90th day after the consummation of the Series A Preferred Stock Offering,
         (b) the shelf registration statement is not declared effective by the Securities and Exchange Commission on or prior to the 210th day after the consummation of the Series A Preferred Stock Offering or (c) the shelf registration statement is declared effective but thereafter ceases to be effective or usable during the period in which GTL is required to maintain the effectiveness of the shelf registration statement, for any period of ten consecutive days or for any 20 days in any 180-day period in connection with resales of Transfer Restricted Securities (provided, that GTL will have the option of suspending the effectiveness of the shelf registration statement, without becoming obligated to pay Preferred Stock Liquidated Damages for periods of up to a total of 60 days in any calendar year if the Board of Directors of GTL determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the shelf registration statement at such time could reasonably be expected to have an adverse effect on GTL or a pending corporate transaction) and (ii) with regard to the Series B Preferred Stock, the occurrence of any of the following with regard to such series of Preferred Stock: (a) from 90 days following the closing of the Series B Preferred Stock Offering, if a new shelf registration statement, or a supplement to an existing shelf registration statement, is not effective on or prior to the 210th day after the closing of the Series B Preferred Stock Offering and GTL files a new shelf registration statement after 90 days following the closing of the Series B Preferred Stock Offering, (b) from 210 days following the closing of the Series B Preferred Stock Offering, if the shelf registration statement is not effective on or prior to the 210th day after the closing of the Series B Preferred Stock Offering or (c) if the shelf registration statement has been declared effective but thereafter ceases to be effective or usable during the period in which GTL is required to maintain the effectiveness of the shelf registration statement, for any period of ten consecutive GTL Trading Days or for any 20 GTL Trading Days in any 180-day period in connection with resales of Transfer Restricted Securities (provided, that GTL will have the option of suspending the effectiveness of the shelf registration statement, without becoming obligated to pay Preferred Stock Liquidated Damages for periods of up to a total of 60 days in any calendar year if the Board of Directors of GTL determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the shelf registration

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
         statement at such time could reasonably be expected to have an adverse effect on GTL or a pending corporate transaction).

                  "GTL Trading Day" means any NY Business Day on which the GTL Common Stock is traded on a national, Securities and Exchange Commission - recognized exchange or trading system.

                  "Mandatory Redemption Date" means (i) February 15, 2011 in the case of the Series A Preferred Partnership Interests and (ii) December 1, 2011 in the case of the Series B Preferred Partnership Interests; provided, however, that if such date shall not be a Business Day, then the Mandatory Redemption Date shall be the next Business Day.

                  "NY Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed.

                  "PPIs" means the Series A Preferred Partnership Interests and/or the Series B Preferred Partnership Interests, as the case may be.

                  "Offering Memorandum" means (i) in the case of the Series A Preferred Stock, the final offering memorandum dated January 21, 1999, relating to the Series A Preferred Stock and (ii) in the case of the Series B Preferred Stock, the final offering memorandum dated December 2, 1999, relating to the Series B Preferred Stock.

                  "Preferred Stock" means the Series A Preferred Stock and/or Series B Preferred Stock, as the case may be.

                  "Preferred Stock Effective Date" means, with regard to a particular series of Preferred Stock, the date on which such series of Preferred Stock is issued and GTL contributes to the Partnership the net proceeds from the sale of such series of Preferred Stock.

                  "Preferred Stock Offering" means the Series A Preferred Stock Offering and/or the Series B Preferred Stock Offering, as the case may be.

                  "Preferred Stock Schedule" means, with regard to a particular series of Preferred Stock, the schedule to the Bye-Laws of GTL setting forth the terms of such series of Preferred Stock.

                  "Scheduled Distribution Payment Date" means (i) in the case of the Series A PPIs, February 15, May 15, August 15, and November 15, commencing on May 15, 1999 and (ii) in the case of the Series B PPIs, March 1, June 1, September 1, and December 1, commencing on March 1, 2000; provided, however, that if such date shall not be a Business Day, then the applicable

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         payment date shall be the next Business Day.

                  "Series A Preferred Partnership Interests" or "Series A PPIs" means the PPIs issued to GTL in connection with the contribution of the net proceeds of the Series A Preferred Stock Offering.

                  "Series A Preferred Stock" has the meaning set forth in the recitals.

                  "Series B Preferred Partnership Interests" or "Series B PPIs" means the PPIs issued to GTL in connection with the contribution of the net proceeds of the Series B Preferred Stock Offering.

                  "Series B Preferred Stock" has the meaning set forth in the recitals.

         2. AMENDMENT TO SECTION 4.1(d) Section 4.1(d) of the Partnership Agreement is hereby amended to read as follows:

                  (d)      Contributions in connection with Preferred Stock:

                  (i) On the Series A Preferred Stock Effective Date, GTL will contribute the net proceeds of the Series A Preferred Stock Offering to the Partnership as described in the Series A Offering Memorandum in return for Series A PPIs with an aggregate Stated Value equal to the aggregate Liquidation Preference of the Series A Preferred Stock issued by GTL in the Series A Preferred Stock Offering. The Stated Value of each Series A PPI shall be $50. The aggregate contribution and Stated Value of the Series A PPIs shall be set forth in Schedule A. If, on or after the Series A Preferred Stock Effective Date, the option granted to the purchasers thereof to purchase additional shares of Preferred Stock is exercised (as described in the Series A Offering Memorandum), in full or in part, then GTL shall contribute the additional net proceeds from the exercise of such option to the Partnership in return for additional Series A PPIs which shall be reflected in a similar manner in Schedule A.

                  (ii) On the Series B Preferred Stock Effective Date, GTL will contribute the net proceeds of the Series B Preferred Stock Offering to the Partnership as described in the Series B Offering Memorandum in return for Series B PPIs with an aggregate Stated Value equal to the aggregate Liquidation Preference of the Series B Preferred Stock issued by GTL in the Series B Preferred Stock Offering. The Stated Value of each Series B PPI shall be $50. The aggregate contribution and Stated Value of the Series B PPIs shall be set forth in Schedule A. If, on or after the Series B Preferred Stock Effective Date, the option granted to the purchasers thereof to purchase additional shares of Preferred Stock is exercised (as described in the Series B Offering Memorandum), in full or in part, then GTL shall contribute the additional net proceeds from the exercise of such option to the Partnership in return for additional Series B PPIs which shall be reflected in a similar manner in Schedule A.


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         3. AMENDMENT TO SECTION 4.5(a) Section 4.5(a) is hereby amended to read as follows:

                  (a) The Partnership shall maintain a separate account for each class of Partnership Interests held by a Partner as part of its books and records. A Partner's "Capital Account" for a class of Partnership Interests shall be credited with (i) the amount of cash contributed to the Partnership by the Partner; provided, however, that LQSS's capital account shall include the Book Value of any property contributed and the amount referred to in Section 4.1(b)(iii); provided, further, that TeleSat's capital account shall include (x) the amount of the bonus in the Capital Account balance that it received for ChinaSat entering into the ChinaSat Service Provider Agreement and (y) the excess, if any, of the amount credited to the capital accounts for Ordinary Partnership Interests acquired by TeleSat upon its exercise of the ChinaSat Option over the exercise price; and, provided, further, that the amounts described in clauses (x) and (y) for purposes of Schedule A and this Agreement shall be considered part of TeleSat's Capital Contribution;
         (ii) allocations of Adjusted Income, Operating Income, Capital Transaction Gain and COD Income to the Partner; and (iii) the amount of any Partnership liabilities assumed (or taken subject to) by such Partner and shall be debited with (iv) allocations of Operating Loss and Capital Transaction Loss to the Partner; (v) the amount of cash distributions and the fair market value of any property distributed to the Partner; and (vi) the amount of any Partner liabilities assumed (or taken subject to) by the Partnership. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under
         Section 704(b) of the Code and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Regulations.



         4. AMENDMENT TO SECTION 5.1(a) Sections 5.1(a)(ii) and (iii) of the Partnership Agreement are hereby amended to read as follows:

                  (ii) then in the amount necessary to bring the Capital Account in respect of each outstanding PPI to $50;

                  (iii) then in an amount equal to the sum of (x) an amount in respect of the Series A PPIs equal to a cumulative 8% per annum return on the Stated Value of each outstanding Series A PPI and (y) an amount in respect of the Series B PPIs equal to a cumulative 9% per annum return on the Stated Value of each outstanding Series B PPI; provided, however, that such returns shall be calculated on the basis of a 360-day year with twelve 30-day months; and

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
         provided, further, that the Series A PPIs and Series B PPIs shall rank pari passu for purposes of allocations under this Subsection(a)(iii);

         5. AMENDMENT TO SECTION 5.5(a) Section 5.5(a)(ii) of the Partnership Agreement is hereby amended to read as follows:

                   (ii) Then, in respect of each series of PPI, on each Scheduled Distribution Payment Date of such series of PPI (or, if not a Business Day, the next succeeding Business Day), Distributable Cash Flow and Distributable Capital Proceeds shall be distributed to the holder of each outstanding PPI of such series, until cumulative distributions under this Subsection (a)(ii) give each such holder a cumulative return in an amount equal to (x) in the case of holders of Series A PPIs, a cumulative 8% per annum return on the Stated Value of each outstanding Series A PPI and (y) in the case of holders of Series B PPIs, a cumulative 9% per annum return on the Stated Value of each outstanding Series B PPI; provided, however, that these returns shall be computed on the basis of a 360-day year with twelve 30-day months; and provided, further, that if more than one series of PPI shall have the same Scheduled Distribution Payment Date, then all such series shall rank pari passu for purposes of distributions under this Subsection(a)(ii).

         6. AMENDMENT TO SCHEDULE A. Schedule A to the Partnership Agreement is hereby amended, as of the Series B Preferred Stock Effective Date, as revised by the Managing General Partner to reflect the issue of the Series B PPIs on that date.

         7. AMENDMENT TO SCHEDULE C. Schedule C to the Partnership Agreement is hereby deleted in its entirety and replaced by Schedule C attached hereto.

         8. DEFINED TERMS. Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Partnership Agreement, as amended.

         9. EFFECTIVENESS. This Amendment shall become effective as of the date set forth above and when GTL shall have contributed the proceeds of the Series B Preferred Stock Offering and the Partnership shall have issued the Series B PPIs to GTL.

         10. COUNTERPARTS. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto.

         11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.


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
                  IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by this respective duly authorized officer as of the day and year first above written.

                                    LORAL/QUALCOMM SATELLITE SERVICES, L.P.
                                            by LORAL/QUALCOMM PARTNERSHIP, L.P.
                                                its General Partner
                                            by LORAL GENERAL PARTNER, INC.
                                                its General Partner

                                    By:  /s/ Eric J. Zahler
                                         Name: Eric J. Zahler
                                         Title: Executive Vice-President

                                    GLOBALSTAR TELECOMMUNICATIONS LIMITED

                                    By:  /s/ Eric J. Zahler
                                         Name: Eric J. Zahler
                                         Title: Vice-President


                                    Limited Partners:

                                    AIRTOUCH SATELLITE SERVICES, INC.
                                    DACOM CORPORATION
                                    DACOM INTERNATIONAL, INC.
                                    HYUNDAI CORPORATION
                                    HYUNDAI ELECTRONICS INDUSTRIES CO., LTD.
                                    LORAL/DASA GLOBALSTAR, L.P.
                                    LORAL SPACE & COMMUNICATIONS LTD.
                                    SAN GIORGIO S.p.A.
                                    TELESAT LIMITED
                                    TE.SA.M.
                                    VODASTAR CELLULAR LIMITED
                                    VODAFONE SATELLITE SERVICES LIMITED

                                    BY: LORAL/QUALCOMM SATELLITE SERVICES, L.P.
                                            by LORAL/QUALCOMM PARTNERSHIP, L.P.
                                                its General Partner
                                            by LORAL GENERAL PARTNER, INC.
                                                its General Partner

                                    By: /s/ Eric J. Zahler
                                        Name: Eric J. Zahler as Attorney-in-Fact


                                      -8-
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                                                                      SCHEDULE C

                                    ARTICLE I
                                    COVENANTS

         SECTION 1.1. Distributions on PPIs. Cumulative accrued distributions shall be payable on the PPIs as set forth in Section 5.5(a)(ii) and subject to
Section 5.5(e) of this Agreement on each Scheduled Distribution Payment Date (or, if such date is not a Business Day, on the next succeeding Business Day) commencing (i) on May 15, 1999 in the case of the Series A PPIs and (ii) on March 1, 2000 in the case of the Series B PPIs. Subject to Section 5.5 of this Agreement, distributions on the PPIs shall occur, as and if designated by the Committee in its sole discretion. Distributions on the PPIs will accrue on a daily basis (360 day year and twelve 30-day months) (without interest or compounding) whether or not the Partnership has earnings or profits, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Distribution Arrearages shall not accrue interest.

         SECTION 1.2. Deferral of Distributions. The Partnership may defer paying Scheduled Distributions on any Scheduled Distribution Payment Date if the Committee so determines in its sole discretion, but so long as any Distribution Arrearage remains outstanding, except as set forth in Section 5.5(a)(iv) of the Partnership Agreement and Section 4.1 of this Schedule C, the Partnership will be prohibited from paying distributions on (i) its OPIs or (ii) preferred partnership interests that may be issued in the future other than pro rata based on the redemption amount of such preferred partnership interests, except for distributions (A) on OPIs consisting solely of OPIs, (B) on securities that rank pari passu or junior to such PPIs, in securities that rank pari passu or junior to such PPIs, respectively, or (C) on securities that rank senior to such PPIs.

         SECTION 1.3. Payment of Redemption Price and Distributions. (a) The Partnership will duly and punctually pay or cause to be paid by no later than one Business Day prior to the date such payment is due the redemption price of the PPIs, and any applicable additional amounts in accordance with the terms of Sections 2.6, 2.7 and 2.8 of this Schedule C.

         (b) The Partnership may elect, at its option, to pay the Redemption Price (including any Distribution Make Whole Payment) of, and Scheduled Distributions, on, the PPIs, (i) in cash, (ii) by delivery of OPIs (in the manner described in paragraph (c) of this Section 1.3) or (iii) through any combination of the foregoing as selected by the Committee in its sole discretion. The Partnership may make the foregoing elections (i) separately with regard to each payment to which this Section 1.3(b) is applicable and (ii) separately with regard to each series of PPI.

         (c) If the Partnership elects to deliver any OPIs in lieu of a cash payment on the applicable date of payment, the Partnership shall deliver, in the aggregate, the number of OPIs equal to (i) the amount of payment that is not being paid in cash, (ii) divided by:

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(A) in the case of any Scheduled Distributions, Provisional Redemption payment,
Distribution Make-Whole Payment, Optional Redemption payment, or portion thereof, 95% of the Average Market Value of the GTL Common Stock; (B) in the case of any Mandatory Redemption payment, or portion thereof, (1) if on the date of such payment the shelf registration statement covers the resale of such shares and is effective or no longer required to be effective, 100% of the Average Market Value of the GTL Common Stock and (2) otherwise, 90% of the Average Market Value of the GTL Common Stock; provided, however, if GTL shall have made a GTL Dividend Payment Notice or a GTL Response Redemption Notice which indicates that GTL shall have elected to make its corresponding payment from the proceeds from the sale of any issuance of GTL Common Stock, then the valuation of the OPIs to be issued by the Partnership pursuant to Section 1.3(c) of this Schedule C shall be based upon the actual price at which such GTL Common Stock is sold.

         (d) The Partnership shall deliver a Globalstar Distribution Payment Notice to GTL 15 Business Days prior to the applicable record date corresponding to the Scheduled Distribution Payment Date.

         SECTION 1.4. Certain Accompanying Payments. PPIs surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Scheduled Distribution Payment Date to the opening of business on such Scheduled Distribution Payment Date (except PPIs called for redemption on a Redemption Date from the close of business on any Regular Record Date to the close of business on the Business Day immediately following the corresponding Scheduled Distribution Payment Date) must be accompanied by payment in cash, OPIs or a combination thereof in an amount equal to the distribution thereon which GTL is entitled to receive; provided, that no payment shall be owed or payable to GTL if the Committee shall have elected to defer the distribution to be made on such Scheduled Distribution Payment Date. No other adjustment for distributions, including any Distribution Arrearages, is to be made upon conversion.

                                   ARTICLE II
                               REDEMPTION OF PPIS

         SECTION 2.1. Right of Redemption; Mechanics of Redemption. (a) The PPIs may be redeemed pursuant to (i) a Provisional Redemption (as described in Section 2.6 of this Schedule C, any such Provisional Redemption shall include the Distribution Make-Whole Payment, as well as accrued and unpaid Scheduled Distributions (including an amount equal to a prorated Scheduled Distribution for any period following the immediately preceding Scheduled Distribution Payment Date) and Preferred Stock Liquidated Damages, if any, to the date of such Provisional Redemption)) or (ii) an Optional Redemption (as described in
Section 2.7 of this Schedule C, any such Optional Redemption shall include accrued and unpaid Scheduled Distributions (including an amount equal to a prorated Scheduled Distribution for any period following the immediately preceding Scheduled Distribution Payment Date) and Preferred Stock

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
Liquidated Damages, if any, to the date of such Optional Redemption), at the election of the Partnership, in whole or from time to time in part; the PPIs shall be redeemed at the Mandatory Redemption Date, at the Redemption Price specified in Section 2.8, together with accrued and unpaid Scheduled Distributions and Preferred Stock Liquidated Damages, if any, to the Mandatory Redemption Date.

         (b) The Partnership shall deliver a Globalstar Redemption Notice to GTL not fewer than 40 days nor more than 60 days before any such Redemption Date.

         SECTION 2.2. Selection by the Managing General Partner of PPIs to be Redeemed. If any PPI selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the PPI so selected, the converted portion of such PPI shall be deemed (so far as may be) to be the portion selected for redemption. PPIs which have been converted during a selection of PPIs to be redeemed shall be treated by the Managing General Partner as Outstanding for the purpose of such selection, but not for the purpose of paying the Redemption Price thereof.

         For all purposes of this Schedule C, unless the context otherwise requires, all provisions relating to the redemption of PPIs shall relate, in the case of any PPIs redeemed or to be redeemed only in part, to the portion of the redemption amount of such PPI which has been or is to be redeemed.

         SECTION 2.3. Notice of Redemption. Whenever a Globalstar Redemption Notice is required to be delivered to GTL, such Notice shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the form of consideration the Partnership will use to satisfy the Redemption Price;

                  (3) if less than all the Outstanding PPIs are to be redeemed, the identification (and, in the case of partial redemption, the redemption amounts) of the particular PPIs to be redeemed;

                  (4) that on the Redemption Date the Redemption Price, together with (i) in the case of a Provisional Redemption, the Distribution Make-Whole Payment and accrued and unpaid Scheduled Distributions (including an amount equal to a prorated Scheduled Distribution for any period following the immediately preceding Scheduled Distribution Payment Date) and Preferred Stock Liquidated Damages, if any, to the Provisional Redemption Date, (ii) in the case of an Optional Redemption, accrued and unpaid Scheduled Distributions (including an amount equal to a prorated Scheduled Distribution for any period following the immediately preceding Scheduled Distribution Payment
         Date) and Preferred Stock Liquidated Damages, if any, to the Optional Redemption Date, and (iii) in the case of a Mandatory Redemption, accrued and unpaid Scheduled

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
         Distributions and Preferred Stock Liquidated Damages, if any, to the Mandatory Redemption Date, will become due and payable upon each such PPI to be redeemed and that distributions thereon will cease to accrue on and after said date;

                  (5) the Conversion Ratio, the date on which the right to convert the PPIs to be redeemed will terminate and the place or places where such PPIs may be surrendered for conversion; and

                  (6) the place or places where such PPIs are to be surrendered for payment of the Redemption Price.

         SECTION 2.4. Deposit of Redemption Price. Prior to any Redemption Date, the Partnership shall deposit with the Partnership's paying agent (or, with the Partnership if the Partnership is acting as its own paying agent with respect to the PPIs) an amount of consideration sufficient to pay, in the case of a cash payment, or deliver, in the case of delivery of OPIs, the Redemption Price, together with (i) in the case of a Provisional Redemption, the Distribution Make-Whole Payment and accrued and unpaid Scheduled Distributions (including an amount equal to a prorated Scheduled Distribution for any period following the immediately preceding Scheduled Distribution Payment Date) and Preferred Stock Liquidated Damages, if any, to the Provisional Redemption Date (ii) in the case of an Optional Redemption, accrued and unpaid Scheduled Distributions (including an amount equal to a prorated Scheduled Distribution for any period following the immediately preceding Scheduled Distribution Payment Date) and Preferred Stock Liquidated Damages, if any, to the Optional Redemption Date, and (iii) in the case of a Mandatory Redemption, accrued and unpaid Scheduled Distributions and Preferred Stock Liquidated Damages, if any, to the Mandatory Redemption Date, on all the PPIs which are to be redeemed on that date (other than any PPIs called for redemption on that date which have been converted prior to the date of such deposit, except with respect to any applicable Distribution Make-Whole Payment and Preferred Stock Liquidated Damages, which shall be payable regardless of such conversion).

         If any PPI called for redemption is converted, any cash or OPIs deposited with the Partnership's paying agent or with the Partnership shall (subject to any right of GTL to receive accrued and unpaid distributions as provided in Section 1.3 of this Schedule C) be paid or delivered to the Partnership upon its request. Any Distribution Make-Whole Payment will be paid to GTL on the date of conversion or the Provisional Redemption Date, as the case may be.

         SECTION 2.5. PPIs Payable on Redemption Date. Notice of redemption having been given as aforesaid, the PPIs so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified plus such other amounts as may be due and payable pursuant to the terms hereof, and from and after such date (unless the Partnership shall default in the payment of the Redemption Price and accrued Scheduled Distributions (including an amount equal to a prorated Scheduled Distribution for any period following the immediately preceding Scheduled Distribution Payment Date) and Preferred Stock Liquidation Damages, if any, to the Redemption Date or, if applicable, any Distribution Make-Whole Payment) no further distributions shall be payable or accrue with respect to such PPIs and such PPIs shall cease to be convertible into OPIs. Upon surrender of any such PPI for redemption in accordance with said notice, such PPI shall be paid, subject to Section 1.3, by the Partnership at the Redemption Price, together with accrued Scheduled Distributions to the Redemption Date.

         If any PPI called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price (but not any accrued and unpaid Scheduled Distributions) shall, until paid, bear interest from the Redemption Date (i) in the case of the Series A PPIs at 8% per annum and (ii) in the case of the Series B PPIs at 9% per annum.

         SECTION 2.6. Provisional Redemption. The PPIs may be redeemed in whole or from time to time in part (a "Provisional Redemption" and the date of such redemption a "Provisional Redemption Date") as follows:

         (a) The Series A PPIs may be redeemed at any time on or prior to February 15, 2002, at the Redemption Price of 104.6% of the aggregate Stated Value of the PPIs to be redeemed, in the event that the Current Market Value of the GTL Common Stock equals or exceeds the following Trigger Percentages of the prevailing GTL Conversion Price then in effect for at least 20 Trading Days in any consecutive 30 Trading Day period ending on the Trading Day prior to the date of mailing of the Globalstar Redemption Notice if called for Provisional Redemption in the 12-month period ending February 15 of the following years:

Year                                                  Trigger Percentage
----                                                  ------------------
2000                                                  170%
2001                                                  160%
2002                                                  150%

         (b) The Series B PPIs may be redeemed at any time on or prior to December 3, 2002, at the Redemption Price of 105.1% of the aggregate Stated Value of the PPIs to be redeemed, in the event that the Current Market Value of the GTL Common Stock equals or exceeds the following Trigger Percentages of the prevailing GTL Conversion Price then in effect for at least 20 GTL Trading Days in any consecutive 30 GTL Trading Day period ending on the Trading Day prior to the date of mailing of the Globalstar Redemption Notice if called for Provisional Redemption in the 12-month period ending on the dates set forth below:

Year                                                  Trigger Percentage
----                                                  ------------------
December 1, 2000                                      170%
December 1, 2001                                      160%
December 2, 2002                                      150%

         (c) Upon any Provisional Redemption, the Partnership shall make the Distribution Make-Whole Payment with respect to the PPIs called for redemption. The Partnership shall make the Distribution Make-Whole Payment on all PPIs called for Redemption, regardless of whether such PPIs are converted prior to the Provisional Redemption Date.

         SECTION 2.7. Subsequent Optional Redemption. The PPIs may be redeemed, in whole or from time to time in part, at the option of the Partnership (the "Optional Redemption") as follows:

         (a) The Series A PPIs may be redeemed on or after February 20, 2002 at a redemption price equal to the percentage of the Stated Value set forth below, in each case, together with accrued and unpaid Scheduled Distributions (including an amount equal to a prorated Scheduled Distribution for any period following the immediately preceding Scheduled Distribution Payment Date) and Preferred Stock Liquidated Damages, if any, to the date of redemption, upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on the dates set forth below:

Year                                                  Redemption Price
----                                                  ----------------
February 20, 2002                                     104.6%
February 19, 2003                                     103.4%
February 19, 2004                                     102.3%
February 19, 2005                                     101.1%
February 19, 2006 and thereafter                      100.0%

         (b) The Series B PPIs may be redeemed on or after December 3, 2002 at a redemption price equal to the percentage of the Stated Value set forth below, in each case, together with accrued and unpaid Scheduled Distributions (including an amount equal to a prorated Scheduled Distribution for any period following the immediately preceding Scheduled Distribution Payment Date) and Preferred Stock Liquidated Damages, if any, to the date of redemption, upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on the dates set forth below:

Year                                                  Redemption Price
----                                                  ----------------
December 3, 2002                                      105.1%
December 1, 2003                                      103.9%
December 1, 2004                                      102.6%
December 1, 2005                                      101.3%
December 1, 2006 and thereafter                       100.0%


         SECTION 2.8. Mandatory Redemption. Each PPI (if not earlier redeemed or converted) will be mandatorily redeemed by the Partnership on the Mandatory Redemption Date at a Redemption Price of 100% of the Stated Value thereof, together with accrued and unpaid Scheduled Distributions and Preferred Stock Liquidated Damages, if any, to the Mandatory Redemption Date.

         SECTION 2.9. Other Redemption Procedures. Provisional Redemptions and Optional Redemptions may be authorized and made separately for each series of PPIs. No Provisional Redemption or Optional Redemption may be authorized or made unless, prior to giving the applicable redemption notice, all accumulated and unpaid distributions for periods ended prior to the date of such redemption notice shall have been paid in cash or OPIs. In the event of partial redemptions of any series of PPIs, the PPIs to be redeemed will be determined pro rata or by lot, as determined by the Partnership, provided that the Partnership may redeem all PPIs of a series held by holders of fewer than 100 PPIs (or by holders that would hold fewer than 100 PPIs following such redemption) prior to its redemption of other PPIs.



                                   ARTICLE III
                               CONVERSION OF PPIS

         SECTION 3.1.  Conversion Privilege and Conversion Price.

         (a) Subject to and upon compliance with the provisions of this Article, one Series A PPI initially shall be convertible into the number of OPIs (the "Series A Conversion Ratio") determined by dividing $50 by the product of the initial conversion price applicable to the Series A Preferred Stock, which is $23.2563, and 4.05. One Series A PPI shall initially be convertible into .53085 OPIs (i.e., $50 Stated Value/($23.2563 initial conversion price times 4.05)).

         (b) Subject to and upon compliance with the provisions of this Article, one Series B PPI initially shall be convertible into the number of OPIs (the "Series B Conversion Ratio" and together with the Series A Conversion Ratio, the "Conversion Ratios") determined by dividing $50 by the product of the initial conversion price applicable to the Series B Preferred Stock, which is $25.9569, and 4.05. One Series B PPI shall initially be convertible into .47562 OPIs (i.e., $50 Stated Value/($25.9569 initial conversion price times 4.05)).

         (c) Conversion Ratios shall be adjusted in certain circumstances as provided in Section 3.4. Upon any conversion of Preferred Stock by a holder thereof, GTL shall convert a proportionate amount of the related series of PPIs into OPIs. Such conversion right shall expire at the close of business on the Business Day next preceding the Mandatory Redemption Date. In case a PPI or portion thereof is called for redemption, such conversion right in respect of the PPI so called shall expire at the close of business on the Business Day next preceding the Redemption Date, unless the Partnership defaults in making the payment due upon redemption.

         SECTION 3.2. Exercise of Conversion Privilege. PPIs surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Scheduled Distribution Payment Date to the opening of business on such Scheduled Distribution Payment Date shall (except PPIs called for redemption on a Redemption Date from the close of business on any Regular Record Date to the close of business on the Business Day immediately following the corresponding Scheduled Distribution Payment Date) be accompanied by payment in cash, OPIs or a combination thereof in an amount equal to the distribution thereon which GTL is entitled to receive; provided, that no payment shall be owed or payable to GTL if the Committee shall have elected to defer the distribution to be made on such Scheduled Distribution Payment Date. No other adjustment for distributions, including any Distribution Arrearages, is to be made upon conversion.

         PPIs shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such PPIs for conversion in accordance with the foregoing provisions, and at such time the rights of GTL with respect to such PPIs shall cease, and OPIs issuable upon conversion shall be treated for all purposes as having been issued at such time.

         SECTION 3.3. Fractions of Interests. In the event that GTL shall be required to pay a cash adjustment in lieu of any issuance of fractional interests in GTL Common Stock as provided in its Bye-Laws and GTL shall not have cash available to make such payment, then the Partnership shall make a cash distribution to GTL, in lieu of a payment of such amount in OPIs under this Agreement and to the extent that funds shall be legally available thereof, to allow GTL to make such cash adjustments.

         SECTION 3.4. Adjustment of Conversion Ratio. Upon a subdivision, combination or reclassification of OPIs, the Conversion Ratios shall be adjusted to take into account such subdivision, combination or reclassification.

         SECTION 3.5. Provisions in Case of Consolidation, Merger or Conveyance or Transfer of Properties and Assets. In case of any consolidation of the Partnership with, or merger of the Partnership into, any other partnership or other business entity, or in case of any merger of another partnership or other business entity into the Partnership (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Partnership Interests or a transaction governed by Section 6.13 of this Agreement), or in case of any conveyance or transfer of the properties and assets of the Partnership substantially as an entirety, the partnership, corporation, or other business entity formed by such consolidation or resulting from such merger or which acquires by conveyance or transfer such properties and assets, as the case may be, shall execute and deliver to GTL an agreement providing that GTL shall have the right thereafter, during the period any series of PPIs shall be convertible as specified in this Article III, to convert such PPIs only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a Partner holding OPIs immediately prior to such consolidation, merger, conveyance or transfer, assuming such Partner failed to exercise its rights of election, if any, as to the kind or amount of partnership interests, securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each unit of Ordinary Partnership Interests in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section the kind and amount of partnership interests, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting OPI shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting OPIs). Such agreement shall provide for adjustments which, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances or transfers. The Partnership will not become a party to any consolidation or merger unless the terms of such consolidation or merger are consistent with this Section.

         SECTION 3.6. Taxes on Conversions. The Partnership will pay any and all taxes that may be payable in respect of the issue or delivery of OPIs on conversion of PPIs pursuant hereto.

                                   ARTICLE IV
                              SUBORDINATION OF PPIS

         SECTION 4.1. PPIs Subordinate to All Liabilities. The PPIs shall be subordinated and subject, to the extent and in the manner herein set forth, in right of payment to the prior payment in full of all existing and future liabilities of the Partnership, including without limitation: (i) certain distributions made to partners in respect of taxes levied upon the operations of Globalstar; (ii) distributions of the Management Fee; and (iii) guarantee fees to be made to partners and other persons in connection with their guarantee of the Partnership's obligations under the Globalstar Credit Agreement.

         SECTION 4.2. No Payments When Liabilities in Default; Payment Over of Proceeds upon Dissolution, etc. In the event the Partnership shall default in the payment of any liabilities of the Partnership when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash or property, by setoff or otherwise) need be made or agreed to be made on account of the PPIs (excepting cash payment for fractional interests as set forth in Section 3.3 above).

         Upon the happening of an event of default with respect to any liability, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof (under circumstances when the terms of the preceding paragraph are not applicable), unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash or property, by setoff or otherwise) need be made or may agreed to be made on account of the PPIs (excepting cash payment for fractional interests as set forth in Section 3.3 above).

         In the event of:

         (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Partnership or its property;

         (b) any proceeding for the liquidation, dissolution or other winding up of the Partnership or its property;

         (c) any assignment by the Partnership for the benefit of creditors; or

         (d) any other marshaling of the assets of the Partnership;

all liabilities (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution (direct or indirect), whether in cash or property, by setoff or otherwise, need be made on account of any PPIs.

         SECTION 4.3. Voting Rights. Excepting as required by law, the PPIs will not have any voting rights. Upon a Voting Rights Deferral Triggering Event, (i) the number of members of the Committee will be increased by one and (ii) the holders of the Preferred Stock, voting separately as a class with the holders of any other securities upon which similar voting rights have been conferred and are exercisable, will be entitled to elect one representative to the Committee (the "Preferred Stock Representative"). The Preferred Stock Representative will promptly resign upon receipt of notice from GTL that all Distribution Arrearages with respect to the PPIs have been paid.